                                                                  EXHIBIT 10.15



                            DATED 12th APRIL 1999


                         SKY INTERNATIONAL LIMITED (1)


                         JOHN WILLIAM MURRAY CLARK (2)

                                    - and -

                           SKYNET HOLDINGS INC. (3)


                               SERVICE AGREEMENT




                                  CLYDE & CO

                                Beaufort House
                                Chertsey Street
                                   Guildford
                                Surrey GU1 4HA
                               Tel: 01483 555555
                               Fax: 01483 567330
                             Ref: TJF/JDR/9901062


                                     INDEX
1.   Appointment........................................................   3

2.   Term...............................................................   3

3.   Duties and Powers..................................................   4

4.   Place of Work......................................................   4

5.   Remuneration.......................................................   5

6.   Pension and Other Benefits.........................................   5

7.   Motor Car..........................................................   5

8.   Holidays...........................................................   6

9.   Sickness...........................................................   6

10.  Insider Dealing....................................................   6

11.  Inventions.........................................................   7

12.  Copyright..........................................................   7

13.  Secret and Confidential Information................................   8

14.  Grounds for Termination............................................   8

15.  Restrictions.......................................................   9

16.  Company Property...................................................   10

17.  Resignation as Director............................................   10

18.  Disciplinary and Grievance Policies................................   11

19.  Deductions.........................................................   11

20.  Notices............................................................   11

21.  Miscellaneous......................................................   11

THIS DEED is made on 12/th/ day of April 1999

BETWEEN

(1) SKY INTERNATIONAL LIMITED a company registered under number 01041936 whose registered office is at 51 Eastcheap, London EC3M 1JP("the Company");

(2) JOHN WILLIAM MURRAY CLARK of North House, Pheasants Hill, Hambleden, Henley on Thames, Oxon RG9 6SN and

(3) SKYNET HOLDINGS INC. whose principal place of business is at 344 South Glasgow Avenue, Inglewood, California 90301, USA ("SkyNet")


1.   APPOINTMENT

1.1 The Company shall employ the Executive as managing director of the Company and Freight on Board International Limited ("FOB") with effect from the date hereof ("the Commencement Date").

1.2 This Deed has effect in substitution for all other past or present terms or conditions of employment between the Executive and FOB or any Group Company, and all such terms and conditions shall be of no effect from and after the date of this Deed.

1.3 All previous employment with FOB or any Group Company shall be deemed to be continuous employment of the Executive with the Company.

2.   TERM

2.1 Subject to the provisions of this Deed and in particular clause 14, the Executive's appointment hereunder commences on the Commencement Date and shall continue for three years and thereafter from year to year until either party gives the other three months' written notice, which notice may be given so as to expire on the last day of the said term of three years or any succeeding anniversary of that day. The Company reserves the right to pay the Executive in lieu of notice.

2.2 If either party gives the other notice in accordance with clause 2.1, or the Executive evidences an intention to terminate his employment in breach of the terms hereunder, the Company shall be entitled to exclude the Executive from the Company's premises and to instruct him not to communicate in any way with customers or staff of the Company or any Group Company and to provide him with no duties or such duties as the Company shall in its absolute discretion determine, provided always that the Executive shall continue to receive the remuneration and benefits to which he is entitled hereunder.

3.   DUTIES AND POWERS

3.1 The Executive will carry out such duties and exercise such powers and functions on behalf of and for the benefit of the Company, Freight on Board International Limited, or any Group Company as may from time to time be assigned to the Executive by the Board or anyone authorised by it and during the term of this Deed the Executive shall unless prevented by ill health or accident devote a substantial part of his time, skill, ability and attention to the business of the Company or any Group Company.

3.2 The Company shall be entitled at any time to appoint another person or persons to act jointly with the Executive.

3.3 The Executive will, in a timely fashion, give to the Board (in writing if so requested) all information, advice and explanations as may be required in connection with matters relating the Executive's employment under this Deed or with the business of the Company.

3.4 The Executive shall perform his duties in a manner consistent with any and all applicable statutes, regulations and rules and with the professional standards and the general customs and practice of the industry and shall faithfully and loyally serve the Company to the best of his ability and use his utmost endeavours to promote its interests in all respects.

3.5 The Executive shall not without the prior consent of the Board either solely or jointly, directly or indirectly, carry on or be engaged or interested (whether as shareholder or otherwise) in any other business save that nothing in this clause shall prevent the Executive from holding up to 3% of the shares in any company whose shares are quoted on any recognised stock exchange.

4.   PLACE OF WORK

4.1 The Executive will perform his duties at the head office of the Company or such other place of business of the Company as the Company requires whether inside or outside the United Kingdom but the Company shall not without the Executive's prior consent require him to go to or reside anywhere outside the United Kingdom except for visits in the ordinary course of his duties.

4.2 If the Company shall relocate such that the Executive has to relocate his residence to attend for work, then the Company shall reimburse removal expenses in accordance with its current policy on relocation.

5.   REMUNERATION

5.1 The Executive will be paid by the Company one hundred and fifty thousand pounds per annum, by way of remuneration for his services under this Deed, which shall accrue from day to day and be paid in arrears no later than the last day of each calendar month.

5.2 In addition, the Executive shall be entitled to be reimbursed such reasonable out-of-pocket expenses properly incurred on Company business subject to production of satisfactory receipts.

5.3 The Executive's salary shall be subject to reviews by the Board on the anniversary of the Commencement Date in each year and increases (if any) shall be in the absolute discretion of the Board.

6.   PENSION AND OTHER BENEFITS

6.1 There is no Company pension scheme but it is intended to implement a scheme at some time in the future.

6.2 There is no contracting-out certificate in force under the Social Security Pensions Act 1975 in respect of the Executive's employment under this Deed.

6.3 The Executive is entitled to participate at the Company's expense in the Company's private medical insurance scheme from time to time in force on terms no less favourable than those presently enjoyed by the Executive.

6.4 The Executive shall be entitled to participate in SkyNet's incentive share option scheme on the following basis:-

     (a) The award of options shall be in the absolute discretion of the Board of the Company and SkyNet.

     (b) During the first year of the term, the Executive will receive options amounting to 35,000 shares of common stock in the capital of SkyNet. Such options shall vest in three equal portions, over a three year period.

     (c) The award of further options during the remainder of the term shall be as the Board shall in its absolute discretion determine.


7.   MOTOR CAR

7.1 The Company will provide the Executive both for business and private purposes, with a car, of such make and model as the Board shall in its absolute discretion determine.

7.2 All costs of repairs maintenance, taxation and insurance and all charges for petrol and oil shall be paid by the Company.

7.3 The Executive shall take good care of the car and shall ensure that the provisions and conditions of any insurance company relating to it are observed and shall return the car, its keys and all documents relating to the vehicle to the Company's registered office immediately upon termination of his employment.


8.   HOLIDAYS

8.1 In addition to the usual statutory holidays the Executive shall be entitled to twenty five working days holiday in any calendar year. The holiday shall accrue on a pro rata basis throughout each calendar year. Such holidays are to be taken at such time or times as may be agreed with the Company Secretary.

8.2 Upon termination of employment where the Executive has taken more or less than his holiday entitlement in that year a proportionate adjustment will be made by way of addition to or reduction from (as appropriate) the Executive's final gross pay calculated.

9.   SICKNESS

9.1 If the Executive is prevented by ill health from properly performing his duties hereunder he shall report this fact forthwith to the Company and as soon as practicable provide the Board with satisfactory evidence of his incapacity.

9.2 Provided that the Executive has complied with the condition in clause 9.1, he shall continue to be paid salary for the first 3 months' absence whether continuous or intermittent in any calendar year and thereafter half pay for a further period of six months. Any sums paid to the Executive shall be inclusive of statutory sick pay.

9.3 At the request of the Board, the Executive shall, whether absent from work or not, co-operate in providing medical evidence or undergoing a medical examination arranged by the Company if such evidence is not provided due to the Executive's default then the Company may terminate this Deed by giving three months' written notice.

9.4 The payment of sick pay in accordance with clause 9.2 is without prejudice to the Company's right to terminate this Deed on the grounds of incapacity prior to the expiry of the Executive right to payments.

9.5 In the event the Executive is incapable of performing his duties by reason of injuries sustained wholly or partly as a result of a third parties actions all payments made to the Executive by the Company of salary or sick pay shall to the extent that compensation is recoverable from that third party constitute loans to the Executive and shall be repaid when and to the extent that the Executive recovers compensation for loss of earnings from the third party by actions or otherwise.

10.  INSIDER DEALING

      The Executive shall, during this Deed and for twelve months after its termination howsoever arising, comply (and procure that his spouse and minor children shall comply) with all applicable rules of law, the London Stock Exchange regulations and any code of conduct of the Company for the time being in force, in relation to dealings in shares, debentures or other securities of the Company or any Group Company and any unpublished price sensitive information affecting the securities of any other company.

11.   INVENTIONS

11.1 During his employment by the Company hereunder, any discovery, idea, concept, technique, invention, secret process or improvement made, discovered, conceived, written or otherwise created by the Executive either alone or with others, in connection with or in any way affecting or relating to the actual or anticipated business, research or development of the Company or any Group Company or capable of being used or adapted for use therein or in connection therewith and whether or not suggested by or resulting from any task assigned to the Executive or any work performed by the Executive for and on behalf of the Company or any Group Company ("Developments"), shall forthwith be disclosed in writing to the Company and shall belong to and be the absolute property of the Company or such other body corporate as the Company may designate; provided however, this Clause 11.1 shall not derogate from the statutory rights of the Executive in such Developments.

11.2 At the request and cost of the Company and notwithstanding the termination of his employment, the Executive shall apply or join in applying for Letters Patent, registered design, or other similar protection in the United Kingdom or any other part of the world for any such Developments and execute all instruments and do all such things necessary for vesting such Letters, Patent, registered design or other similar protection when obtained, or the benefit of any application, and all right, title to and interest in the same in the Company or its nominee absolute.

11.3 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this Clause 11 and with respect to any third party, a certificate in writing signed by any Director of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

12.   COPYRIGHT

12.1 If the Executive shall at any time during his employment hereunder, whether during the course of his normal duties or other duties specifically assigned to him and whether during normal working hours or in conjunction with any other person, originate any registerable or nonregisterable design or other work in which copyright or any other proprietary right may subsist, he shall forthwith disclose the same to the Company.

12.2 The Executive hereby assigns to the Company the copyright and other proprietary rights, if any, for the full term thereof throughout the work in respect of all copyright works written, originated, conceived or made by him during the period of his employment hereunder, except only those copyright works written, originated, conceived or made by him wholly outside his normal working hours hereunder and wholly unconnected with his service hereunder.

12.3 It is agreed that for the purposes of Section 2(1) of the Registered Designs Act, 1949 the relationship between the Company and the Executive, shall be treated as one between employer and employee, and the Company shall be treated for the purpose of that Act as the original proprietor of any design of which the Executive may be the author in the circumstances described in this Clause 12.

12.4 The Executive agrees and undertakes that he will execute such deeds or documents and do all such things as may be necessary or desirable to substantiate the rights of the Company in respect of the matters referred to in this Clause 12.

13.   SECRET AND CONFIDENTIAL INFORMATION


13.1 The Executive shall not (except with the prior written consent of the Board) and except in the proper course of his duties during the continuance of this Deed or at any time thereafter, disclose or use for his own purposes the private affairs, trade secrets or secret or confidential information of the Company of any Group Company relating to their affairs, or any customer of the Company or any Group Company which the Executive may learn while in the employment of the Company to any unauthorised person except as required by a court of law or any regulatory body or that which may in or become part of the public domain other than through any act or default of the Executive.

13.2 For the purposes of clause 13.1 confidential information shall include, but not be limited to, information which relates to manufacturing processes, suppliers, their identities and prices, customers, their identity, needs and requirements, profit margins, costings, discounts and rebates, business plans, financial information about the Company, current and future plans relating to development, production or sales placing information, personnel matters, technical specifications, drawings, designs, phototypes, computer programs or databases, rates, claims records, all claims statistics and other statistical information produced by the Company all placing information and all information material to any dispute or litigation involving the Company.


14.   GROUNDS FOR TERMINATION

14.1 The Company may at any time terminate the employment of the Executive hereunder without payment of any compensation by serving not less than four weeks' written notice in any of the following circumstances, that is to say if the Executive:

      (a) is adjudicated bankrupt or makes any arrangement or composition with creditors; or

      (b) is unfit to carry out his duties because of illness, injury or otherwise for a period exceeding twelve months in any twenty-four month period;

      (c) is guilty of any material breach or non-observance of any of the provisions of this Deed or the reasonable directions of the Board; or

      (d) commits any kind of serious breach of this Deed in spite of written warning to the contrary by the Board where such breach is capable of remedy; or

      (e) is convicted of any criminal offence involving dishonesty (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a custodial sentence is not imposed) or

      (f) becomes prohibited by law from being a director of the Company; or

      (g) is convicted of an offence under any statutory enactment or regulation relating to insider dealing; or

      (h) resigns as a director of the Company otherwise than at the request of the Company; or

      (i) becomes of unsound mind or becomes a patient for any purpose of any statute relating to mental health.

14.2 Any delay or forbearance by the Company in exercising any right of termination hereunder shall not constitute a waiver of such right.

14.3 The Executive's employment may be terminated without notice in the case of gross misconduct which includes, but is not limited to, dishonesty, fraud, theft, being under the influence of alcohol or drugs at work, causing actual or threatening physical harm and causing damage to company property


15.   RESTRICTIONS

15.1 Since the Executive has obtained and is likely to obtain confidential information relating to the business of the Company or any Group Company and personal knowledge and influence, clients and customers of the Company or any Group Company in the course of his employment with the Company, the Executive hereby covenants with the Company that he will not during his employment, directly or indirectly, either on his own behalf or on behalf of any other person firm or company:-

      (a) be employed or engaged in any business which is in competition with any Group Company in any capacity within the Prohibition Area for a period of six months from the Termination Date; or

      (b) or in any capacity involving substantially similar duties in competition with any Group Company without the prior written consent of the Company for a period of six months from the Termination Date; or

      (c) have any dealings in relation to the supply of goods or services dealt with by any Group Company with any customer of any Group Company with whom the Executive dealt in the 12 months prior to the Termination Date for a period of twelve months prior to the Termination Date; or

      (d) in relation to the supply of goods or services dealt with by any Group Company for whom the Executive has provided services, solicit or endeavour to solicit or entice the custom of any customer of any Group Company with whom he dealt in the 12 months prior to the Termination Date for a period of twelve months prior to the Termination Date; or

      (e) solicit or entice away or endeavour to solicit or entice away any director or senior employee of any Group Company and who has had dealings with any customer of any Group Company with whom the Executive dealt in the 12 months prior to the Termination Date for a period of twelve months prior to the Termination Date; or

15.2 The Executive hereby covenants with the Company that from the Date of Termination he will not in the course of carrying away trade or business or for the purpose of carrying on or retaining any business or custom represent or otherwise indicate any present or past association with any Group Company.


16.   COMPANY PROPERTY

16.1 The Executive shall promptly whenever requested by the Company and in any event upon the termination of this Deed (for whatsoever cause) deliver up to the Company or its authorised representative, all customer lists, lists of business contacts, diskettes and other storage media, drawings, notebooks and reports and unless prevented by the owner thereof, any papers belonging to others which may be in his possession or under his control and relate in any way to the business or affairs of the Company or Group Company or any supplier, agent, distributor or customer of the Company or any Group Company and he shall not without written consent of the Board retain any copies thereof.

16.2 The Executive shall send to the Company a signed statement confirming that he has complied with Clause 16.1 hereof.

17.   RESIGNATION AS DIRECTOR

17.1 The Executive shall on the termination of his employment hereunder howsoever arising and for whatever reason upon the request of the Board give notice resigning immediately without claim for compensation (but without prejudice to any claim the Executive may have for damages for breach of this Deed):-

      (a) as a director of the Company or any Group Company; and

      (b) all trusteeships held by the Executive of any trusts established by the Company or any Group Company.

17.2 If notice under Clause 17.1 is not received by the Company within seven days of the termination of the Executive's employment, the Company is hereby irrevocably authorised to appoint a person to execute any documents and to do all necessary things to effect such resignation or resignations on his behalf.

17.3 Except with the prior agreement in writing of the Board (or unless required to do so by law) the Executive will not during the continuance of his employment resign his office as a director of the Company.

18.   DISCIPLINARY AND GRIEVANCE POLICIES

18.1 The Company has a disciplinary procedure which is available from the Company Secretary.

18.2 The Executive shall raise any grievance or seek redress for any disciplinary decision relating to him with the Board in writing whose majority decision shall be final.

19.   DEDUCTIONS

      The Executive authorises the Company to deduct from his salary or pay in lieu of salary all debts owed by him to the Company or any Group Company.

20.   NOTICES

      Any Notice under this Deed shall be given in writing by either party to the other and may be delivered or sent by first-class post addressed, in the case of the Company, to its registered office and in the Executive's case to his address last known to the Company. Any such notice shall, in the case of delivery, be deemed to have been served at the time of delivery and, in the case of posting, forty-eight hours after it has been posted by first class mail.

21.   MISCELLANEOUS

21.1 This Deed shall be governed by and interpreted in accordance with the laws of England and Wales.

21.2 The parties to this Deed submit to the exclusive jurisdiction of the English Courts in relation to any claim, dispute or matter arising out of or relating to this Deed.

21.3 There are no collective agreements whose terms directly affect the Executive's terms and conditions of employment.

21.4 In this Deed the following expressions shall, unless the context otherwise requires have the following meanings:-

"THE BOARD"                   the Board of Directors of the Company from time to
                              time

"THE COMMENCEMENT DATE"       as specified in Clause 1

"GROUP COMPANY"               the Company, a subsidiary undertaking of the
                              Company, and any other company which is for the time being a holding company of the Company or another subsidiary undertaking of any such holding company

"PROHIBITION AREA"            means (i) England, Wales, Scotland, Northern
                              Ireland, Eire, Channel Isles and the Isle of Man, and (ii) any other country in the world in which any Group Company has supplied goods or services within the two years preceding Completion

"TERMINATION DATE"            the date on which the Executive's employment
                              hereunder terminates either due to the Executive's breach of the terms of this Deed or by the Executive or the Company terminating in accordance with the terms of this Deed

21.5 References in this Deed to statutory provisions shall include modifications and re-enactments and all subordinate legislation made thereunder.

IN WITNESS whereof the parties have executed this document as a Deed the day and year first written above.



SIGNED by                               )  /s/ MEL SMITH

and                                     )  Director

executed for and on behalf of           )

SKY INTERNATIONAL                       )  /s/ CLYDE SECRETARIES LIMITED

LIMITED                                 )

as its Deed                             )  Director/Secretary

SIGNED and DELIVERED by                 )

JOHN WILLIAM MURRAY CLARK as            )

his Deed in the presence of:            )  /s/ JOHN CLARK

KEITH GORDON, SOLICITOR, MARLOW





SIGNED by                               )

and                                     )  /s/ VJEKOSLAV NIZIC

executed for and on behalf of           )  Director

SKYNET HOLDINGS INC.                    )

as its Deed                             )  /s/ MARTIN G. PARAVATO

                                                Secretary